EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 6, 2004, except as to Note 5, which is as of September 15, 2004, relating to the financial statements, which appears in Waters Instruments, Inc.’s Annual Report on Form 10-KSB for the year ended June 30, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
February 3, 2005